                                                                                  EXHIBIT 32.1

                                 CERTIFICATION PURSUANT TO
                                   18 U.S.C. SECTION 1350,
                                    AS ADOPTED PURSUANT TO
                        SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In   connection   with  the  Quarterly   Report  of  Navistar   Financial   Corporation   (the
"Corporation"),  subsidiary of International  Truck and Engine  Corporation,  on Form 10-Q for
the period ended July 31, 2003 as filed with the  Securities  and Exchange  Commission  on the date  hereof  (the  "Report"),  I,  Phyllis E.  Cochran,  Principal  Executive  Officer of the
Corporation,  certify,  pursuant  to 18 U.S.C.  § 1350,  as adopted  pursuant  to § 906 of the
Sarbanes-Oxley Act of 2002, that:

(1)     The Report  fully  complies  with the  requirements  of Section  13(a) or 15(d) of the
        Securities Exchange Act of 1934; and

(2)     The information  contained in the Report fairly  presents,  in all material  respects, the financial condition and result of operations of the Corporation.

/s/ Phyllis E. Cochran
Phyllis E. Cochran
    Principal Executive Officer
    September 12, 2003

This  certification  accompanies  the Report  pursuant to § 906 of the  Sarbanes-Oxley  Act of
2002 and shall not be deemed  filed by the  Corporation  for  purposes  of  Section  18 of the
Securities Exchange Act of 1934, as amended.

        A signed original of this written statement  required by Section 906 has been provided to  Navistar  Financial  Corporation  and  will  be  retained  by  Navistar  Financial
        Corporation and furnished to the Securities and Exchange  Commission or its staff upon request.